UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) February 4, 2008
AUTONATION, INC.

(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 S.E. 6th Street
Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices, Including Zip Code)
Registrant’s Telephone Number, Including Area Code (954) 769-6000

(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Retirement of Director
     On February 5, 2008, Robert J. Brown, who has served as a director of AutoNation, Inc. (the “Company”) since May 1997, informed the Board of Directors (the “Board”) that he plans to retire from the Board and that therefore he will not stand for re-election to the Board at the Annual Meeting of Stockholders in May 2008 (the “2008 Annual Meeting”). Mr. Brown will continue to serve as a member of the Board and the Board’s Audit Committee, Compensation Committee, Executive Compensation Subcommittee, Corporate Governance Committee and Nominating Subcommittee until the 2008 Annual Meeting. On February 5, 2008, the Board of Directors nominated the remaining seven directors to stand for re-election at the 2008 Annual Meeting.
     Compensatory Arrangements of Certain Officers
     On February 4, 2008, the Executive Compensation Subcommittee (the “Subcommittee”) of the Compensation Committee of the Board selected the participants in the AutoNation, Inc. Senior Executive Incentive Bonus Plan (the “Executive Bonus Plan”) for 2008, established specific objective annual performance goals and set target awards for participants in the Executive Bonus Plan for 2008.
     The Subcommittee selected the following senior executive officers to participate in the Executive Bonus Plan for 2008: the Company’s Chairman and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President, General Counsel & Secretary. The performance goals under the Executive Bonus Plan for 2008 that were established by the Subcommittee are based upon the achievement of specified levels of adjusted operating income per share (minus a charge for capital deployed for acquisitions or share repurchases) and adjusted operating income as a percentage of gross profit for the Company during 2008.
     The performance goals established under the Executive Bonus Plan for 2008 also constitute the performance goals that have been established for bonus-eligible corporate employees of the Company to ensure that the corporate management team is fully aligned to achieve improved operating performance for our existing business and to deploy capital effectively and profitably.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 5, 2008, the Board approved and adopted Amended and Restated By-Laws (the “By-Laws”) of the Company. The only change effected by the adoption of the new By-Laws was an amendment to Article V to make clear that the Company is authorized to issue and transfer its shares in uncertificated form in order to comply with new New York Stock Exchange listing requirements. The By-Laws as amended and restated became effective immediately upon their approval by the Board.
     The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is being filed as Exhibit 3.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Exhibit
Number	Description

3.1	Amended and Restated By-Laws of AutoNation, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.
(Registrant)

By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

Dated: February 8, 2008

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

3.1	Amended and Restated By-Laws of AutoNation, Inc.

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